Exhibit 32.1

CERTIFICATION
UNDER SECTION 906 OF THE
SARBANES OXLEY ACT OF 2002,
18 U.S.C. § 1350

Pursuant to 18 U.S.C. Section 1350 and in connection with the accompanying report on Form 10-Q for the quarter ended June 30, 2014, that is being filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of Flint Hills Resources Houston Chemical, LLC, a Delaware limited liability company (the “Company”) hereby certifies that, to such officer’s knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

/s/ Bradley J. Razook
Bradley J. Razook, Chief Executive Officer
(Principal Executive Officer)

/s/ Anthony J. Sementelli
Anthony J. Sementelli, Chief Financial Officer
(Principal Financial Officer)

August 11, 2014